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                                                                   EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use int his Registration Statement of Outsourcing Services Group, Inc. on Form of our report dated March 3, 1998, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proospectus.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
June 17, 1998